UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 5, 2008, there was a meeting of the Corporate Governance and Nominating Committee (the “Committee”) and the Board of Directors of Electro Energy, Inc. (the “Company”). At the meeting, the Committee recommended to the Board of Directors, and the Board of Directors appointed, Jeffrey Auerbach as a member of the Board of Directors. The Board of Directors also accepted the resignation of Martin G. Klein as the Company’s Chairman and appointed Bruce L. Lev, who has served as a Director since June, 15 2007, as his successor. Mr. Klein will continue to serve as a member of the Board and Mr. Lev will continue to serve as Chair of the Company’s Audit committee.

Item 8.01	Other Events

On March 5, 2008, at a special meeting of the Company’s stockholders, a majority of the Company’s stockholders voted to approve the December 7, 2007 financing transaction, including without limitation the potential issuances of common stock thereunder and pursuant to which the Company issued (i) to The Quercus Trust that certain 10% Senior Secured Convertible Debenture and Warrants to purchase common stock of the Company and (ii) to the former holders of those certain 8.5% Senior Secured Convertible Notes issued on April 5, 2006, Preferred Stock and Warrants to purchase common stock.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

March 11, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer